                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           ORION CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[ORION LOGO]

                                   [CAPITAL LOGO]

                                   ---------------------------------------------

                                   ORION CAPITAL CORPORATION

                                   ---------------------------------------------

                                   PROXY STATEMENT AND
                                   NOTICE OF ANNUAL MEETING
                                   OF STOCKHOLDERS

                                   ---------------------------------------------

                                                                            1999

                                                           Orion Capital
                                                           Corporation
                                                           9 Farm Springs Road
[ORION CAPITAL LOGO]                                       Farmington, CT 06032

                                                                   April 9, 1999

Dear Stockholder:

     We invite you to attend our Annual Meeting of Stockholders which will be held beginning at 9:00 a.m. on Tuesday, May 25, 1999.

     The meeting will be held at Orion Capital's corporate headquarters in Farmington, Connecticut at 9 Farm Springs Road. A map and directions can be found on the back cover of this Proxy Statement. Also enclosed with this Proxy Statement are your voting cards and a copy of our 1998 Annual Report.

     At the Annual Meeting, in addition to electing the Board of Directors and ratification of the Auditors, we are asking you to approve an amendment to the Company's Equity Incentive Plan. Your Board of Directors recommends a vote FOR these proposals.

     Also we will review Orion Capital's 1998 performance and the Company's prospects for the future, as well as answer your questions.

     Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting. We look forward to seeing you on May 25th and remind you that, even if you cannot join us, your vote is important.

     Thank you for your continued support.

                                          Very truly yours,
                                          /s/ W. Martston Becker

                                          W. MARSTON BECKER
                                          Chairman of the Board and
                                          Chief Executive Officer

                           ORION CAPITAL CORPORATION
                              9 FARM SPRINGS ROAD
                         FARMINGTON, CONNECTICUT 06032
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of Stockholders of Orion Capital Corporation (the "Company") will be held at Orion Capital Corporation, 9 Farm Springs Road, Farmington, Connecticut, on Tuesday, May 25, 1999 at 9:00 A.M., Eastern Daylight Saving Time, for the following purposes:

        1. Election of the Board of Directors to serve until the 2000 Annual Meeting of Stockholders.

        2. Approval of an amendment to the Company's Equity Incentive Plan (the "Equity Incentive Plan") to increase the number of shares of common stock reserved thereunder from 1,400,000 to 2,600,000.

        3. Ratification of the selection of Deloitte & Touche LLP, independent certified public accountants, as auditors for the Company for 1999.

        4. Transaction of any other business properly before the Annual Meeting.

     Your Board of Directors recommends a vote "in favor of" all proposals.

     Holders of the Company's common stock are entitled to vote for the election of directors and on each of the other matters set forth above.

     The stock transfer books of the Company will not be closed. The Board of Directors has fixed the close of business on April 1, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A complete list of all stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Company's office, Orion Capital Corporation, 9 Farm Springs Road, Farmington, Connecticut 06032, during the ten-day period preceding the meeting.

     Stockholders who do not expect to attend in person are requested to complete, sign, date and return the enclosed form of proxy in the envelope provided. At any time prior to their being voted, proxies are revocable by written notice to the Secretary of the Company, by attendance at the meeting and voting in person or by submission of a proxy bearing a later date.

                         By order of the Board of Directors,
April 9, 1999
                                          JOHN J. McCANN
                                          Executive Vice President and Secretary

                     Q U E S T I O N S  AND  A N S W E R S
--------------------------------------------------------------------------------

Q: WHAT AM I VOTING ON?

A: - The election of nine (9) members of the Company's Board of Directors (W.
     Marston Becker, Gordon F. Cheesbrough, David H. Elliott, Victoria R. Fash, Robert H. Jeffrey, Warren R. Lyons, James K. McWilliams, Ronald W. Moore and William B. Weaver).
   - Approval of an amendment to the Equity Incentive Plan to increase the number of shares of common stock reserved thereunder from 1,400,000 to 2,600,000.
   - Ratification of the selection of Deloitte & Touche LLP as independent accountants of the Company.
--------------------------------------------------------------------------------
Q: WHO IS ENTITLED TO VOTE?

A: Stockholders as of the close of business on April 1, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.
--------------------------------------------------------------------------------
Q: HOW DO I VOTE?

A: Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your signed proxy card will be voted for each of the nominees named in the Proxy Statement and in favor of the other two proposals. You have the right to revoke your proxy at any time before the meeting by (1) notifying the Company's Secretary, (2) voting in person or
(3) returning a later-dated proxy. If you return your signed proxy card, but do not indicate your voting preferences, W. Marston Becker, John J. McCann and Peter M. Vinci will vote on your behalf FOR each of the nominees named in the Proxy Statement and FOR the other two proposals.
--------------------------------------------------------------------------------
Q: IS MY VOTE CONFIDENTIAL?

A: Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your card. Additionally, the names of persons directing comments to management (whether written on the proxy card or elsewhere) will remain confidential, unless you ask that your name be disclosed.
--------------------------------------------------------------------------------
Q: WHO WILL COUNT THE VOTE?

A: Representatives of First Chicago Trust Company of New York will tabulate the votes and act as inspectors of election.
--------------------------------------------------------------------------------
Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It is an indication that your shares are registered differently (e.g., different spellings of your name or a different address) and are in more than one account. Sign and return all proxy cards you receive to ensure that all your shares are voted. To provide better stockholder services, we encourage you to have all accounts registered in the same name and address. You may do this by contacting our transfer agent, First Chicago Trust Company of New York, at (800) 446-2617.
--------------------------------------------------------------------------------
Q: WHAT CONSTITUTES A QUORUM?

A: A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. As of the Record Date, 27,278,483, shares of the Company's common stock were issued and outstanding. If you submit a properly executed proxy card, then you will be considered part of the quorum. If you are present or represented by a proxy at the Annual Meeting and you abstain, your abstention will have the same effect as a vote against such proposal. Broker non-votes will be counted in determining a quorum but will not be part of the voting power present.
--------------------------------------------------------------------------------

Q: WHO CAN ATTEND THE ANNUAL MEETING?

A: All stockholders of the Company are invited to attend. Directions to the meeting can be found on the back cover of this Proxy Statement.
--------------------------------------------------------------------------------
Q: WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A: Together, they own approximately 2.60% of the Company's common stock as of the Record Date. (See page 7 for more details.)
--------------------------------------------------------------------------------
Q: WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS AT DECEMBER 31, 1998?

A: - Southeastern Asset Management, Inc. (6410 Poplar Avenue, Suite 900,
     Memphis, Tennessee 38119) owned 2,710,800 shares.

   - Neuberger & Berman, LLC (605 Third Avenue, New York, NY 10158-3698) owned 1,850,987 shares.

   - The Orion Capital Corporation Employees' 401(k) and Profit Sharing Plan (9 Farm Springs Road, Farmington, CT 06032) owned 1,485,888 shares. (See page 7 for more details.)
--------------------------------------------------------------------------------
Q: WHAT IS THE LAST DATE ON WHICH TO SUBMIT STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2000?

A: In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by December 13, 1999, to the Secretary of the Company, Orion Capital Corporation, 9 Farm Springs Road, Farmington, CT 06032.
--------------------------------------------------------------------------------
Q: HOW DOES A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF THE COMPANY?

A: Any stockholder may recommend any person as a nominee for director of Orion Capital Corporation by writing to the Secretary of the Company or the Chairman of the Compensation and Nomination Committee, Orion Capital Corporation, 9 Farm Springs Road, Farmington, CT 06032. No recommendations were received this year from any stockholder for the 1999 Annual Stockholders Meeting. Recommendations for the election to take place in 2000 must be received by the Company no earlier than February 23, 2000 and no later than March 24, 2000 and must be accompanied by a notarized statement from the nominee indicating his or her willingness to serve if elected and disclosing principal occupations or employment over the past five years.
--------------------------------------------------------------------------------
Q: WILL THE COMPANY HIRE PROXY SOLICITORS?

A: D.F. King & Co., Inc. has been hired to assist in the distribution of proxy materials and solicitation of votes for $10,000, plus out-of-pocket expenses. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy and solicitation material to the owners of common stock.

                           ORION CAPITAL CORPORATION
                              9 FARM SPRINGS ROAD
                              FARMINGTON, CT 06032

                                PROXY STATEMENT

THE 1999 ANNUAL MEETING
OF STOCKHOLDERS IS TO BE
HELD ON MAY 25, 1999.         This statement is furnished in connection with the
                         solicitation of proxies by your Board of Directors (the "Board") from holders of the outstanding shares of common stock, $1.00 par value (the "Common Stock"), of Orion Capital Corporation entitled to vote at the Annual Meeting of Stockholders of the Company (and at any and all adjournments thereof) for the purposes referred to below and set forth in the accompanying Notice of Annual Meeting of Stockholders.

                              This Proxy Statement and enclosed form of proxy
                         are first being mailed to stockholders on or about April 9, 1999. A copy of the Company's Annual Report for 1998 is being mailed to all stockholders with this Proxy Statement.

THERE ARE 27,278,483
SHARES OUTSTANDING AND
ENTITLED TO VOTE AT THE
ANNUAL MEETING.               The Board has fixed the close of business on April
                         1, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On that date, there were outstanding and entitled to vote 27,278,483 shares of Common Stock (which number excludes 3,396,817 shares owned by the Company and its subsidiaries). Holders of Common Stock are entitled to one vote for each share held of record on the Record Date with respect to matters on which such holders are entitled to vote.

THE PROPOSAL FOR THE
RATIFICATION OF
ACCOUNTANTS
REQUIRES A MAJORITY VOTE
OF THOSE PRESENT TO
PASS,
AS DOES THE PROPOSAL TO
APPROVE THE AMENDMENT
TO THE EQUITY INCENTIVE
PLAN TO INCREASE THE
AUTHORIZED NUMBER OF
SHARES AVAILABLE FOR
GRANT.
THOSE NOMINEES FOR
ELECTION AS DIRECTORS
WHO
RECEIVE A PLURALITY OF
THE
VOTES PRESENT OR
REPRESENTED BY PROXY
WILL
BE ELECTED.                   The presence, in person or by proxy, of a majority
                         in number of the outstanding shares of Common Stock as of the Record Date constitutes a quorum and is required in order for the Company to conduct business at the Annual Meeting. Such majority being present, the affirmative vote of the holders of the majority of the shares of Common Stock represented at the Annual Meeting is required to approve the amendment to the Equity Incentive Plan and for ratification of the appointment of the Company's independent accountants. The nine (9) nominees who receive a plurality of the votes present or represented by proxy will be elected as directors.

                              Abstentions and broker non-votes are counted
                         towards a quorum. Abstentions are counted in the tabulations of the votes cast but broker non-votes are not counted in such tabulations for purposes of determining whether a proposal has been approved. Thus, abstentions on the proposal to ratify the appointment of the Company's independent accountants or to approve the amendment to the Equity Incentive Plan will have the effect of a vote against such proposal, but any broker non-votes will have no effect on the outcome of such proposal.

1. ELECTION OF DIRECTORS

A NINE (9) MEMBER BOARD
IS TO BE ELECTED.             Currently, the Company has eleven (11) members of
                         the Board. Pursuant to the Company's By-laws, Mr. Colman will retire from the Board as of the 1999 Annual Meeting of Stockholders. In addition, Mr. Kreh has indicated to the Board that he will not stand for reelection.

                              Pursuant to the Company's By-laws, the Board has
                         fixed the number of directors that will be elected at the 1999 Annual Meeting of Stockholders at nine (9) members. Those nine (9) directors are to be elected by the holders of the Company's Common Stock to serve until the 2000 Annual Meeting of Stockholders. Each nominee was elected by the stockholders at the last Annual Meeting of Stockholders. Unless instructions to the contrary are received, proxies obtained in response to this solicitation will be voted in favor of the nominees listed below to be directors of the Company. If any nominee should become unavailable for election, the shares represented by the enclosed proxy will be voted for such substitute nominee as may be proposed by the Board. If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card.

     The following information with respect to principal occupation and business experience has been furnished to the Company by the respective nominees:

      NAME, AGE AND POSITION                                    BUSINESS EXPERIENCE AND OTHER
         WITH THE COMPANY             DIRECTOR SINCE               CORPORATE DIRECTORSHIPS
      ----------------------          --------------            -----------------------------
W. Marston Becker, 46.............  March 8, 1996        Chairman of the Board and Chief Executive
  Chairman of the Board and                              Officer of the Company since January 1997;
  Chief Executive Officer                                Vice Chairman of the Board, March 1996-
  of the Company                                         December 1996; Senior Vice President of the
                                                         Company, July 1994-March 1996; President
                                                         and Chief Executive Officer of DPIC
                                                         Companies, Inc. (a wholly-owned insurance
                                                         subsidiary of the Company), July 1994-June
                                                         1996; President and Chief Executive Officer
                                                         of McDonough Caperton Insurance Group (an
                                                         insurance brokerage firm), March 1987-July
                                                         1994. Director: Trenwick Group, Inc. and
                                                         American Insurance Association.
Gordon F. Cheesbrough, 46.........  September 11, 1996   President and Chief Executive Officer of
  Director                                               Altamira Investment Services, Inc. (a
                                                         Canadian investment adviser, mutual fund
                                                         distributor and securities dealer),
                                                         1998-present; Chairman and Chief Executive
                                                         Officer and member of the Executive
                                                         Committee of Scotia McLeod, Inc. (an
                                                         international integrated investment
                                                         dealer), 1993-1998, President and Chief
                                                         Operating Officer, 1990-1993. Director:
                                                         Scotia McLeod, Inc. and Canadian Tire
                                                         Corporation, Limited.
David H. Elliott, 57..............  March 13, 1998       Chairman of the Board and Chief Executive
  Director                                               Officer of MBIA, Inc. and MBIA Insurance
                                                         Corporation (a publicly held financial
                                                         guarantee insurance provider), 1994-
                                                         December 31, 1998; Chief Executive Officer
                                                         of MBIA, Inc., 1992-1994. Director: Gryphon
                                                         Holdings Inc.

      NAME, AGE AND POSITION                                    BUSINESS EXPERIENCE AND OTHER
         WITH THE COMPANY             DIRECTOR SINCE               CORPORATE DIRECTORSHIPS
      ----------------------          --------------            -----------------------------
Victoria R. Fash, 47..............  September 11, 1996   Chief Executive Officer of IMS Health (a
  Director                                               health-care information service company),
                                                         1997-present; Executive Vice President and
                                                         Chief Financial Officer, Cognizant
                                                         Corporation (an information services
                                                         company), November 1996-1997; Senior Vice
                                                         President-Business Strategy, The Dun &
                                                         Bradstreet Corporation (a marketer of
                                                         business information), 1995-November 1996,
                                                         Vice President-business operations
                                                         planning, 1994-1995, Assistant to the
                                                         President, 1991-1994.
Robert H. Jeffrey, 69.............  March 31, 1976       Chairman of the Board, Jeflion Investment
  Director                                               Company, 1994-present, President,
                                                         1974-1994; Chairman of the Board, The
                                                         Jeffrey Company (a privately held
                                                         investment company which is the parent of
                                                         Jeflion Investment Company), 1994-present,
                                                         President, 1973-1994.
Warren R. Lyons, 53...............  September 9, 1992    Consultant to Textron Inc.; Chairman, Avco
  Director                                               Financial Services (a financial services
                                                         company and a subsidiary of Textron Inc.),
                                                         1995-1999, President, 1989-1995.
James K. McWilliams, 71...........  January 7, 1981      Proprietor of McWilliams & Company (an
  Director                                               investment counselor firm), 1967-present;
                                                         General Partner, Mt. Eden Vineyards, 1986-
                                                         present.
Ronald W. Moore, 54...............  April 1, 1991        Adjunct Professor of Business
  Director                                               Administration, Graduate School of Business
                                                         Administration, Harvard University,
                                                         1990-present. Director: CMAC Investment
                                                         Corporation.
William B. Weaver, 48.............  October 18, 1997     President of Weaver Capital Management (a
  Director                                               money management firm), 1996-present;
                                                         Managing Director of Lehman Brothers (an
                                                         investment banking firm), 1993-1996;
                                                         Managing Director of The First Boston Corp.
                                                         (an investment banking firm), 1978-1993.

THE AUDIT AND
INFORMATION SERVICES
COMMITTEE IS CHARGED
WITH THE OVERSIGHT OF
THE
COMPANY'S FINANCIAL
RECORDS AND THE ADEQUACY
AND INTEGRITY OF THE
COMPANY'S INFORMATION
SYSTEMS, INCLUDING YEAR
2000 COMPLIANCE.              The Board has an Audit and Information Services
                         Committee (the "Audit Committee"), the members of which are Messrs. Colman (Chairman), Elliott, Kreh, Ms. Fash and Mr. Weaver. No member of the Audit Committee is an employee of the Company. The Audit Committee confers periodically with management, the Company's internal auditors and the Company's independent accountants in connection with the preparation of financial statements and audits thereof and the maintenance of proper financial records and controls. The Audit Committee also reviews the nature and extent of any non-audit services provided by the Company's independent accountants. The Audit Committee makes recommendations to the Board with respect to the foregoing and brings to the attention of the Board any criticisms and recommendations that the independent accountants may have or any suggestions of the Audit Committee itself. In addition, the Audit Committee reviews the adequacy, accuracy and security of the Company's data processing and information systems and establishes standards and procedures with respect to such systems and is charged with directing and monitoring the Company's Year 2000 compliance. During 1998, the Audit Committee held four meetings.

THE COMPENSATION AND
NOMINATION COMMITTEE
IS CHARGED WITH THE
REVIEW OF EXECUTIVE
COMPENSATION, APPROVAL
AND ADMINISTRATION OF
THE
COMPANY'S BENEFIT PLANS
AND THE SELECTION,
REVIEW
AND NOMINATION OF NEW
DIRECTORS.                    The Board has a Compensation and Nomination
                         Committee (the "Compensation Committee"), the members of which are Messrs. Lyons (Chairman), Cheesbrough, Jeffrey and McWilliams, none of whom is an employee of the Company. The Compensation Committee reviews the amount and terms of compensation paid to the principal executive officers of the Company and of the Company's subsidiaries and may authorize, or recommend to the Board the authorization of, such salary levels, employment agreements and general incentive compensation arrangements as the Compensation Committee may deem appropriate. Based on the Committee's ongoing review of the performance of the Company's key executives and of alternative forms of current incentive and performance-based compensation, the Board may authorize the adoption of one or more of the available alternatives in addition to or in substitution for one or more of the present components of the Company's compensation arrangements. The Compensation Committee is authorized to act as a search and nomination committee to recommend nominees to the full Board for membership on the Board. Nominees suggested by stockholders (accompanied by biographical material and the candidate's written consent to nomination) sent to the Company in care of the Chairman of the Committee or the Company's Secretary will be considered by the Compensation Committee. During 1998 the Compensation Committee held four meetings.

THE FINANCE AND
INVESTMENT COMMITTEE
MONITORS THE COMPANY'S
INVESTMENT POLICIES AND
PRACTICES.                    The Board has a Finance and Investment Committee
                         (the "Investment Committee"), the members of which are Messrs. Moore (Chairman), Becker, Cheesbrough and Weaver. The Investment Committee approves and recommends to the Board the adoption of the Company's investment policies and periodically reviews such policies for conformance with applicable federal and state laws and regulations and for consistency with the Company's performance objectives. The Investment Committee reviews the Company's investment portfolio for compliance with approved policies and approves, where appropriate, exceptions to those policies. The Company's Chief Investment Officer, Ms. Susan B. Sweeney, serves as a non-voting member of the Investment Committee. During 1998, the Investment Committee held seven meetings.

THE EXECUTIVE COMMITTEE
ACTS IN PLACE OF THE
FULL
BOARD.                        The Board also has an Executive Committee. The
                         members of the Executive Committee are Messrs. Becker (Chairman), Colman, Moore and Lyons. The Executive Committee, during intervals between meetings of the Board, may exercise all of the powers of the Board in the management and control of the business of the Company, except as limited by law and except with respect to matters within the powers of the Audit Committee, the Compensation Committee or the Investment Committee. Actions taken by the Executive Committee are reported to the Board at the next meeting of the Board. During 1998, the Executive Committee held eight meetings.

                              The Board held eight meetings in 1998. Each
                         director attended at least 75% of the aggregate number of meetings of the Board and of all committees on which he or she served.

DIRECTORS' COMPENSATION

NON-EMPLOYEE DIRECTORS
ARE
PAID A $20,000 ANNUAL
RETAINER FEE AND A
$1,200
PER MEETING ATTENDANCE
FEE.                          Fees:  During 1998 each director who was not an
                         employee of the Company received a retainer fee of $20,000. The Chairman of the Audit Committee, the Compensation Committee and the Investment Committee of the Board each received an additional fee of $10,000.

                              During 1998 each non-employee director received an
                         attendance fee of $1,200 for each meeting of the Board and each meeting of a committee he or she attended. A fee of only $400 was paid for a committee meeting held on the same day as a meeting of the Board. Those amounts will be adjusted to $1,500 and $600, respectively, as of May 25, 1999. The Company reimburses all directors and officers for travel, lodging and related expenses which they incur in attending directors' and committee meetings but Company employees who serve as directors do not receive either retainer or attendance fees.

                              The Company's By-Laws provide that meetings of the
                         Board can be held by teleconference and on occasion individual directors participate by telephone in meetings of the Board. In recognition of the added value of personal attendance during Board deliberations, the Board has determined that beginning in June, 1999, the meeting fees for a Board meeting in which a director participates by telephone will be reduced by one-third.

GUARANTY NATIONAL
CORPORATION PAYMENTS.         On January 2, 1998, three individuals who then
                         were, but no longer are, directors of the Company, in appreciation for their years of service to Guaranty National Corporation and the Company were given, with taxes paid, 100 shares of the Company's Common Stock. On that date, the market price of the Common Stock was $45.875 per share. Guaranty National Corporation was a majority-owned subsidiary of the Company until it became by merger a wholly-owned subsidiary of the Company in December 1997.

DIRECTORS' BENEFIT PLANS

THE DIRECTORS'
RETIREMENT
PLAN HAS BEEN
TERMINATED.                   Retirement Plan.  As previously reported, as of
                         December 31, 1997, the Company's pension plan for the non-employee directors of the Company was terminated, and in January 1998 vested benefits were paid out in cash (or credited to the Deferred Compensation Plan) to the following persons who were directors at the time.

                                         DIRECTOR         BENEFIT PAYMENT
                                         --------         ---------------
                                  Bertram Cohn*.........     $ 83,715
                                  John Colman...........       83,715     (Deferred)
                                  Robert Jeffrey........       83,715     (Deferred)
                                  Warren Lyons..........       42,725
                                  James McWilliams......       83,715
                                  Ronald Moore..........       51,030     (Deferred)
                                  William Shepherd*.....       83,715
                                  John Thorne*..........       83,715     (Deferred)
                                                             --------
                                            Total.......     $596,045
                                  ---------------

                         * Resigned pursuant to the Company's By-Laws, effective
                           as of the 1998 Annual Meeting of Shareholders.

                              In addition, two directors who had not vested in
                         their benefits under the terms of the plan prior to its termination (Ms. Fash and Mr. Cheesbrough) were each granted 200 shares of Common Stock on January 2, 1998 by the Compensation Committee to cover the loss of these benefits. The market price on the date of grant was $45.875 per share.

EACH DIRECTOR MAY DEFER
ALL OR PART OF HIS OR
HER
FEES UNDER THE DEFERRED
COMPENSATION PLAN.            Deferred Compensation Plan.  Under the Company's
                         Deferred Compensation Plan (the "Deferred Plan"), non-employee directors may elect to defer receipt of all or a portion of fees to be earned in the next succeeding year and have such fees accrue either (i) at the interest rate determined by the Compensation Committee (currently 9% compounded quarterly) or (ii) as units equivalent to shares of the Company's Common Stock to which additional amounts equivalent to dividends paid on such shares are credited quarterly. A participating non-employee director will receive all amounts deferred and accrued under the Deferred Plan, either in one payment or as ten (10) equal annual installments, starting in the first month of the year following the year in which the participant ceases to be a director.

EACH DIRECTOR RECEIVES
AN
OPTION FOR 5,000 SHARES
UPON HIS OR HER INITIAL
ELECTION AS A DIRECTOR
AND
AN OPTION FOR 2,000
SHARES
AT EACH ANNUAL MEETING
DATE THEREAFTER.              Non-Employee Director Stock Option Plan.  The 1994
                         Stock Option Plan for Non-Employee Directors, as amended, was approved by the stockholders of the Company on May 31, 1995 and May 29, 1997 (as amended, the "Option Plan"). Under the Option Plan, each member of the Board who is not an employee of the Company or any subsidiary of the Company is eligible to participate. The Option Plan is administered by the Compensation Committee. Options granted under the Option Plan are nonstatutory options and have no income tax consequences until exercised.

                              Upon first being elected to the Board a
                         non-employee director is granted an initial option to purchase 5,000 shares. Thereafter, each year, an option to purchase 2,000 shares is granted to each director who is re-elected, immediately following the Company's Annual Meeting. Each option granted under the Option Plan expires ten (10) years from the date of grant. The option exercise price per share may not be less than 100% of the fair market value per share on the day the option is granted. Options granted immediately following an Annual Meeting vest fully and become exercisable and non-forfeitable on the day of the next Annual Meeting, if the optionee has continued to serve as a director until that meeting. Options granted other than immediately following an Annual Meeting vest fully and become exercisable and non-forfeitable on the first anniversary of the date on which such option is granted, if the director has continued to serve as such until that date.

                   SECURITY OWNERSHIP OF DIRECTORS, OFFICERS
                        AND PRINCIPAL BENEFICIAL OWNERS

     The following table sets forth information concerning the shares of Common Stock beneficially owned by all directors, by each of the executive officers named in the Summary Compensation Table on page 10 and all directors and executive officers of the Company as a group, and each person or group who is known by the Company to be the beneficial owner of more than 5% of the total number of shares of Common Stock outstanding and entitled to vote. All such information is given as of April 1, 1999, unless otherwise indicated.

                   NAME OF                         AMOUNT AND NATURE         PERCENT
               BENEFICIAL OWNER                 OF BENEFICIAL OWNERSHIP    OF CLASS(1)
               ----------------                 -----------------------    -----------
W. Marston Becker.............................           133,113(2)           *
Gordon F. Cheesbrough.........................            18,200(3)           *
John C. Colman................................            42,440(4)           *
David H. Elliott..............................             8,100(5)           *
Victoria R. Fash..............................            18,000(6)           *
Raymond W. Jacobsen...........................            67,210(7)           *
Robert H. Jeffrey.............................            28,274(8)           *
Gordon W. Kreh................................             6,000(9)           *
Warren R. Lyons...............................            23,266(10)          *
James K. McWilliams...........................            29,374(11)          *
Ronald W. Moore...............................            22,472(12)          *
James R. Pouliot..............................            43,692(13)          *
William B. Weaver.............................            10,000(14)          *
All directors and executive officers as a
  group (24 persons)..........................           719,563(15)          2.60%
Neuberger & Berman, LLC.......................         1,850,987(16)          6.79%
  605 Third Avenue
  New York, New York 10158
Southeastern Asset Management, Inc............         2,710,800(17)          9.94%
  6075 Poplar Avenue--Suite 900
  Memphis, Tennessee 38119
Orion Capital Corporation.....................         1,485,888(18)          5.45%
  Employees' 401(k) and Profit Sharing Plan
  9 Farm Springs Road
  Farmington, Connecticut 06032

---------------

  * less than one per cent.

 (1) Excludes 3,396,817 shares owned by the Company and its subsidiaries.

 (2) Includes 40,260 shares as to which Mr. Becker has sole voting and investment power, 4,200 shares held in trust for Mr. Becker's children, 7,500 shares of vested Restricted Stock held pursuant to the terms of either the Company's 1982 Long-Term Performance Incentive Plan or Equity Incentive Plan (collectively, the "Performance Incentive Plans"), 70,554 shares which Mr. Becker has a right to purchase as of June 30, 1999 pursuant to the terms of the Performance Incentive Plans, approximately 3,067 shares which represent his proportionate interest in shares held by the Trustee under the Company's Employees 401(k) and Profit Sharing Plan (the "Retirement Plan") as of December 31, 1998, and approximately 7,532 shares held in an IRA by Mr. Becker. Mr. Becker disclaims beneficial ownership of the shares owned by his children.

 (3) Includes 2,200 shares as to which the Mr. Cheesbrough has sole voting and investment power and 16,000 shares which Mr. Cheesbrough has the right to purchase as of June 30, 1999, pursuant to the current terms of the Option Plan.

 (4) Includes 15,950 shares as to which Mr. Colman has sole voting and investment power, 20,000 shares which Mr. Colman has a right to purchase as of June 30, 1999 pursuant to the terms of the Option Plan, 3,204 shares held in trust for Mr. Colman's daughter (over which he has shared voting and investment power), and 3,286 shares held by Mrs. Colman. Mr. Colman disclaims beneficial ownership of the shares held by his wife and the shares held in trust for his daughter.

 (5) Includes 2,200 shares as to which Mr. Elliot has sole voting and investment power, 5,000 shares which Mr. Elliot has a right to purchase as of June 30, 1999 pursuant to the terms of the Option Plan, and 900 shares held by his children. Mr. Elliot disclaims beneficial ownership of the shares held by his children.

 (6) Includes 2,000 shares as to which Ms. Fash has sole voting and investment power and 16,000 shares which Ms. Fash has a right to purchase as of June 30, 1999 pursuant to the terms of the Option Plan.

 (7) Includes 17,920 shares as to which Mr. Jacobsen has sole voting and investment power, 32,554 shares which Mr. Jacobsen has a right to purchase as of June 30, 1999, 12,000 shares of vested Restricted Stock held pursuant to the terms of the Performance Incentive Plans, and approximately 4,736 shares which represent his proportionate interest in shares held by the Trustee under the Retirement Plan as of December 31, 1998.

 (8) Includes 8,274 shares as to which Mr. Jeffrey has sole voting and investment power and 20,000 shares which he has a right to purchase as of June 30, 1999 pursuant to the terms of the Option Plan.

 (9) Includes 1,000 shares as to which Mr. Kreh has sole voting and investment power and 5,000 shares which Mr. Kreh has a right to purchase as of June 30, 1999 pursuant to the terms of the Option Plan.

(10) Includes 2,804 shares as to which Mr. Lyons has sole voting and investment power, 20,000 shares which Mr. Lyons has a right to purchase as of June 30, 1999 pursuant to the terms of the Option Plan, and 462 shares held by Mrs. Lyons. Mr. Lyons disclaims beneficial ownership of the shares held by his wife.

(11) Includes 9,374 shares as to which Mr. McWilliams has sole voting and investment power and 20,000 shares which he has a right to purchase as of June 30, 1999 pursuant to the terms of the Option Plan.

(12) Includes 2,472 shares as to which Mr. Moore has sole voting and investment power and 20,000 shares which he has a right to purchase as of June 30, 1999 pursuant to the terms of the Option Plan.

(13) Includes 343 shares as to which Mr. Pouliot has sole voting and investment power and 43,349 shares which Mr. Pouliot has a right to purchase as of June 30, 1999 pursuant to the terms of the Performance Incentive Plans.

(14) Includes 3,000 shares as to which Mr. Weaver has sole voting and investment power and 7,000 shares which he has a right to purchase as of June 30, 1999 pursuant to the terms of the Option Plan.

(15) Includes 62,204 shares which represent the group's proportionate interest in shares held by the Trustee under the Retirement Plan as of December 31, 1998, 407,145 shares which the group has rights to acquire as of June 30, 1999 pursuant to the Performance Incentive Plan or the Option Plan and 30,798 shares of Restricted Stock held pursuant to the terms of the Performance Incentive Plan.

(16) Neuberger & Berman, LLC ("N&B") reported in an amendment to its Schedule 13G filed with the Securities and Exchange Commission on February 10, 1999 that it held 1,850,987 shares of the Company's Common Stock with shared power to dispose or direct the disposition of all such shares, sole voting power with respect to 699,378 shares and shared voting power as to 967,300 of such shares. N&B reported that it held such shares for many clients, none of whom has an interest amounting to five percent or more of the Company's Common Stock. The number reported in the table excludes 47,750 shares of Common Stock held by certain principals of N&B in their own personal securities accounts. N&B disclaims beneficial ownership of such shares owned directly by N&B principals and the N&B Plan.

(17) Southeastern Asset Management, Inc. ("Southeastern") reported in an amendment to its initial Schedule 13G, filed with the Securities and Exchange Commission on February 10, 1999, that it held an aggregate of 2,710,800 shares of the Company's Common Stock in its discretionary and non-discretionary accounts, with sole voting power over 260,000 shares of Common Stock, shared voting power over 2,276,800 shares, no voting power as to 174,000 shares, sole dispositive power over 434,000 shares and shared dispositive power over 2,276,800 of such shares. Southeastern reported none of the shares are owned by it and that it holds such shares for its investment advisory clients.

(18) Includes 62,204 shares which represent the group's proportionate interest in shares held by the Trustee under the Retirement Plan as of December 31, 1998. As of December 31, 1998, the Retirement Plan, as a whole, held 1,485,888 shares of the Company's Common Stock. Shares of the Company's Common Stock held by the Retirement Plan Trustee will be voted in accordance with the instructions of the employee for whose account the shares are held. If no such instructions are received, the Retirement Plan Trustee will vote such shares in the same proportion as it votes shares for which it does receive instructions from other participating employees.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange ("NYSE") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. As an administrative convenience most of the Company's officers and directors submit information on changes in ownership to the Company and the Company files such reports on behalf of its officers and directors. The Company believes that all of its officers and directors complied with requirements applicable to them with respect to transactions during 1998.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table shows information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1998, 1997 and 1996 of those persons who were on December 31, 1998 (1) the chief executive officer and (2) the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of 1998. (The chief executive officer and the other four most highly compensated executive officers are referred to collectively as the "Named Officers").

SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                                          ANNUAL          --------------------------------------------
                                       COMPENSATION                  AWARDS                 PAYOUTS
                                    -------------------   -----------------------------   ------------
                                                           RESTRICTED        STOCK         LONG-TERM
                                                             STOCK          OPTIONS        INCENTIVE         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY $   BONUS $    AWARD(S)$(1)   (SHARES)(1)(2)   PAYOUTS $(3)   COMPENSATION $(4)
---------------------------  ----   --------   -------    ------------   --------------   ------------   -----------------
W. Marston Becker.........   1998   $409,277   $425,000       -0-            50,632         $133,913          $65,495
  Chairman of the Board      1997    401,180    500,000       -0-            40,000           85,903           75,092
  and Chief Executive        1996    282,746    250,000       -0-            70,000           32,953           53,407
  Officer
James R. Pouliot..........   1998   $308,073   $165,000       -0-            13,880         $ 23,372          $70,894
  Executive Vice President   1997    300,000    190,000       -0-            64,215           22,049           56,466
  of the Company and
  Chairman, President and
  Chief Executive Officer
  of Guaranty National
  Corporation
Raymond W. Jacobsen.......   1998   $256,974   $150,000       -0-            12,672         $102,015          $37,651
  Executive Vice President   1997    237,662    190,000       -0-             8,032           95,563           43,201
  of the Company and         1996    226,584    140,000       -0-            15,436           69,053           41,532
  President of EBI
  Companies
Okarma, Thomas, M.........   1998   $211,149   $110,000       -0-             9,232         $ 16,825          $31,442
  Senior Vice President      1997    201,558    110,000       -0-             6,748           14,757           39,569
                             1996    155,000     70,000       -0-            10,336              -0-           20,840
Raymond J. Schuyler.......   1998   $214,854   $105,000       -0-             9,680         $ 33,994          $36,305
  Senior Vice President and  1997    207,661    150,000       -0-             7,020           43,485           45,727
  Chief Investment Officer   1996    197,738    122,000       -0-            13,422           26,846           44,675

---------------

(1) Prior to 1997, awards of Restricted Stock or Options had been made in tandem with awards of Performance Units pursuant to the terms of the Performance Incentive Plans. The value of a Performance Unit under the Performance Incentive Plans will be equal at any time to the book value per share of the Company's Common Stock. However, the right of any Named Officer to receive payment in respect of a Performance Unit award is contingent upon (a) whether the Named Officer remains an employee of the Company (except in the case of retirement, disability or death) throughout the applicable period ("Performance Period"), and (b) whether the applicable target ("Performance Target"), as established at the time of award by the Compensation Committee, has been achieved. Prior to September 1996, the Performance Period was a five-year period from the date of the award and after September 1996, the Performance Period generally is four (4) years. The Compensation Committee has determined that all Performance Units awarded to date will have a Performance Target of an 11% compound annual increase in the Company's book value per share during each year of the Performance Period to achieve the 100% payout. If the Company's book value increases at less than an 11% compound annual rate, but more than a 6% rate, the percent of payout is reduced proportionately. If the compound annual increase in the Company's book value per share during the Performance Period does not exceed 6%, no payout is made. If a Change in Control of the Company (as defined in the Performance Incentive Plans) were to occur before the Performance Units are fully vested, all such Units would become immediately vested and the Compensation Committee could, in its sole discretion, declare the Performance Units immediately payable in such amounts as the Committee might determine. The Compensation Committee elected not to award any Performance Units to any executive officers of the Company in 1997 and 1998.

     The Named Officers received the following Performance Unit awards over the past three years:

                                                                    NUMBER OF
                                                                   PERFORMANCE
NAME                                           DATE OF AWARD      UNITS AWARDED
----                                           -------------      -------------
W. Marston Becker..........................  Fiscal 1998                  0
                                             Fiscal 1997                  0
                                             March 7, 1996            5,000
James R. Pouliot...........................  Fiscal 1998                  0
                                             Fiscal 1997                  0
                                             December 17, 1996        3,552
Raymond W. Jacobsen........................  Fiscal 1998                  0
                                             Fiscal 1997                  0
                                             September 11, 1996       1,906
Thomas M. Okarma...........................  Fiscal 1998                  0
                                             Fiscal 1997                  0
                                             September 11, 1996       1,276
Raymond J. Schuyler........................  Fiscal 1998                  0
                                             Fiscal 1997                  0
                                             September 11, 1996       1,658

(2) Options awarded to the Named Officers are granted pursuant to the terms of the Performance Incentive Plans. To the maximum possible extent, all stock options have been structured to qualify as incentive stock options. No Option may be exercised more than ten (10) years from the date of grant, and in most circumstances the exercise price may not be less than 100% of the fair market value of the shares covered thereby on the date of grant. When an Option is exercised, the full exercise price must be paid in cash and/or by the surrender, at fair market value, of shares of the Company's Common Stock. Generally, each Option becomes exercisable in installments, as follows: 25% of the shares of Common Stock covered by the Option may be purchased on and after the first anniversary of the date of grant and additional 25% installments on and after each of the second, third and fourth anniversaries of the date of grant. If a Change in Control of the Company (as defined in the Performance Incentive Plans) were to occur before the Option is exercisable in full, the Option would become immediately exercisable for all shares of Common Stock covered by such Option. As a result of Guaranty National Corporation becoming a wholly-owned subsidiary of the Company and pursuant to the Merger Agreement, all of Mr. Pouliot's options previously granted to him by Guaranty National Corporation were converted on December 16, 1997 into options to purchase Common Stock, at an exercise price (adjusted as to both number of shares and exercise price) to reflect differences between the merger price for Guaranty National Corporation and the market price of Common Stock of the Company immediately prior to the merger.

(3) Cash value of Performance Units paid under the Performance Incentive Plans for Performance Periods ended December 31, 1998, 1997 and 1996.

(4) Detail of amounts reported in the "All Other Compensation" column for 1998 is provided in the table below.

                                                                                           MR.            MR.
                          ITEM                            MR. BECKER    MR. POULIOT      JACOBSEN        OKARMA      MR. SCHUYLER
                          ----                            ----------    -----------      --------        ------      ------------
Company Contributions to the Supplemental Benefits Plan
(see below).............................................   $33,689        $42,015        $12,993        $ 7,098        $ 8,989
Company Contributions to Retirement Plan................    13,600         12,000         13,600         13,600         13,024
Split Dollar Insurance Premium..........................    18,206         16,879         11,058         10,744         14,292
                                                           -------        -------        -------        -------        -------
    Total All Other Compensation........................   $65,495        $70,894        $37,651        $31,442        $36,305
                                                           =======        =======        =======        =======        =======

    The Retirement Plan is a qualified 401(k) savings plan in which all employees of the Company are eligible to participate. The Company makes matching contributions to the Retirement Plan of up to 6% of a participating employee's base salary, unless limited by federal tax regulations. The Company contributes to the Supplemental Benefits Plan ("Supplemental Plan") that portion of the Company's contribution to the Retirement Plan that an employee failed to receive because of federal tax regulations. All benefits under the Supplemental Plan are fully vested but no benefits are paid until January of the year following the year employment terminates. The Supplemental Plan is not funded.

OPTION GRANTS, EXERCISES AND FISCAL YEAR-END VALUES

  Option Grants in Last Fiscal Year

     The following tables set forth information with respect to options granted to the Named Officers in 1998:

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                       NUMBER OF     % OF TOTAL                                  ANNUAL RATES OF STOCK
                                       SECURITIES     OPTIONS      EXERCISE                     PRICE APPRECIATION FOR
                                       UNDERLYING    GRANTED TO     OR BASE                         OPTION TERM$(2)
                                        OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   -------------------------------
                NAME                     (#)(1)     FISCAL YEAR     ($/SH)        DATE      0%($)     5%($)        10%($)
                ----                   ----------   ------------   --------    ----------   -----     -----        ------
W. Marston Becker...................     50,632         9.39%      $36.21875     9/2/08     $0.00   $1,153,284   $2,922,649
James R. Pouliot....................     13,880         2.58        36.21875     9/2/08     0.00       316,156      807,200
Raymond W. Jacobsen.................     12,672         2.35        36.21875     9/2/08     0.00       288,640      731,470
Thomas M. Olarma....................      9,232         1.71        36.21875     9/2/08     0.00       210,284      532,902
Raymond J. Schuyler.................      9,680         1.80        36.21875     9/2/08     0.00       220.489      558,762

---------------

(1) For a description of the material terms of the Options and the Performance Units awarded in tandem therewith, see footnotes 1 and 2 to the Summary Compensation Table above.

(2) Calculations are based on hypothetical annual compounded rates of stock price appreciation of 0%, 5% and 10% over the option term, which is ten (10) years. Using the same assumptions and based on 27,170,209 shares outstanding as of December 31, 1998, the total dollar gains for all stockholders as a group would be $618.9 million (5%) and $1,568.4 million (10%) based on the September 2, 1998 price per share of $36.21875.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

     The following table provides information with respect to the unexercised options to purchase Common Stock granted in prior years under the Performance Incentive Plans for each of the Named Officers and held by them at December 31, 1998.

                                                                     NUMBER OF               VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                SHARES          VALUE          AT DECEMBER 31, 1998        AT DECEMBER 31, 1998$(2)
                               ACQUIRED       REALIZED      ---------------------------   ---------------------------
            NAME              ON EXERCISE       $(1)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -------------   -----------   -------------   -----------   -------------
W. Marston Becker...........     2,646        $ 82,688        65,554         115,632       $957,188       $647,950
James R. Pouliot............       -0-             -0-        43,349          34,746        716,263        271,189
Raymond W. Jacobsen.........     7,236         185,712        32,554          26,414        642,341        142,623
Thomas M. Okarma............       -0-             -0-         6,855          19,461         70,576         97,695
Raymond J. Schuyler.........       -0-             -0-        32,205          21,655        680,733        120,068

---------------

(1) Represents difference between exercise price and market value on date of exercise. For a description of the material terms of Options and the Performance Units awarded in tandem therewith, see footnotes 1 and 2 on pages 10-11.

(2) Based on the fair market value on the NYSE--Composite Transactions of the Company's Common Stock on that date ($39.15625).

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph on page 17 shall not be incorporated by reference into any such filing.

                      REPORT OF THE COMPENSATION COMMITTEE

EXECUTIVE COMPENSATION
HAS THREE COMPONENTS
  -- BASE SALARY
  -- ANNUAL INCENTIVE
     AWARDS (BONUS)
  -- ANNUAL LONG-TERM
     INCENTIVE AWARDS.

                              The Company's executive compensation program is
                         designed to attract, motivate and retain executive officers who can make significant contributions to the Company's long-term success; to align the interest of the executive officers with those of stockholders; and to place a significant proportion of the executive officers' total compensation at risk by aligning it with the Company's financial and Common Stock performance.

                              Executive compensation is composed of three
                         components: base salary, annual incentive awards (bonus) and annual long-term incentive awards. The targets of each component of compensation are determined by comparative compensation data for the property and casualty insurance industry as a whole, a selected peer group of specialty niche property and casualty companies which compete in markets served by the Company, and other comparative data obtained from nationally recognized compensation consulting firms.

BASE SALARY

BASE SALARY IS TARGETED
AT THE MEDIAN OF THE
MARKETPLACE.                  The base salary is targeted at the median of the
                         competitive marketplace. The base salary target for an executive position is determined through an annual formal assessment conducted by the Company's human resource personnel and an independent compensation consultant. This assessment considers a position's degree of complexity and level of responsibility, its importance to the Company in relation to other executive positions, and the competitiveness of an executive's total compensation.

                              Subject to the Compensation Committee's approval,
                         the level of an executive officer's base pay is determined on the basis of relevant comparative compensation data; and the Chairman and Chief Executive Officer's assessment of the executive's performance, experience, demonstrated leadership, job knowledge and management skills.

ANNUAL INCENTIVES

BONUS PAYOUT IS, IN
GENERAL, MADE ONLY IF
TARGETS ARE ACHIEVED.         Annual incentives are paid in the form of cash
                         bonuses in the year following performance. In 1998, the Compensation Committee formalized the cash bonus structure to be a target-oriented plan based on the achievement of predetermined corporate, business unit and corporate unit goals and individual goals. The plan provides that no payouts will occur unless a minimum "threshold" of performance has been met. Assuming that the threshold is met, "pools" are established for each business unit and corporate staff unit based on the achievement of specific goals. A maximum of 200% of target can be achieved for superior results. Once the performance goals have been established, the Compensation Committee may adjust them upon the occurrence of extraordinary events.

                              Business unit pools were determined for 1998 based
                         on pre-tax operating income, combined ratio, return on equity and premiums.

LONG-TERM INCENTIVES; STOCK
OWNERSHIP

EXECUTIVE OFFICERS OF
THE
COMPANY MAY RECEIVE
OPTIONS AS LONG-TERM
INCENTIVE AWARDS.             The long-term incentives awarded to the Company's
                         executive officers and other key employees are made pursuant to the terms of the Company's Performance Incentive Plans. The Performance Incentive Plans are intended to focus the efforts of the executive officers and other key employees on performance which will increase the equity value of the Company for stockholders.

                              The Compensation Committee may grant incentive
                         stock options and non-statutory stock options to purchase shares of Common Stock as well as restricted stock and performance units.

                              In 1998 the Company granted restricted stock
                         and/or options to induce prospective executive officers to become employed by the Company. In 1998 executive officers otherwise received only stock options; other key employees received a combination of incentive stock options and restricted stock. The Compensation Committee has not elected to award performance units to the Company's executive officers since 1996.

                              The exercise price of a stock option is equal to
                         the fair market value of the Company's stock on the date of grant. In accordance with provisions of the Performance Incentive Plans, the Committee approves all long-term incentive recommendations. Individual awards are based on competitive data, results of the Company's performance, the executive's performance, and the competitiveness of an executive's total compensation.

                              In order to align the interest of the Company's
                         executive officers with the interests of the stockholders, the Company has encouraged stock ownership by executive officers. In 1998 the Compensation Committee took a further step in that direction by making loans available to those officers, many of whom had recently been elected, whose holdings of Common Stock were below the informal guideline which the Company thought appropriate. All loans are fully recourse to the executive and must be used solely to purchase Common Stock. The stock purchased may not be disposed of unless the corresponding loan amount has been repaid, and interest is payable on the loan at the higher of the applicable federal tax rate or the Company's internal rate of return. Twelve (12) executive officers were eligible for loans under the program.

CEO COMPENSATION

                              Utilizing input from the Company's independent
                         compensation consultant, the Compensation Committee discusses matters affecting Mr. Becker's compensation privately, without Mr. Becker or other officers present. In determining Mr. Becker's compensation, the Compensation Committee considers the Company's financial performance; industry wide and peer group compensation data; the Company's positioning for future performance; as well as Mr. Becker's experience, knowledge, and his leadership, decision-making and communications skills. No specific weighting is assigned to each factor, but the committee gives greater weight to current and anticipated future financial performances. The Committee's decision regarding Mr. Becker's compensation is reported to the full Board at its next regularly scheduled meeting.

BASED ON A MARKET STUDY
OF
PEER GROUP COMPENSATION,
AND TAKING INTO ACCOUNT
HIS
PERFORMANCE IN 1998,
MR. BECKER'S
COMPENSATION
PACKAGE WAS COMPRISED OF
(I) A BASE SALARY
INCREASE TO
$535,000, AND (II) AN
ANNUAL BONUS OF
$425,000.                     In September of 1998, the Committee awarded Mr.
                         Becker a stock option to purchase 50,632 shares of Common Stock. In March of 1999, the Compensation Committee elected to increase Mr. Becker's base salary by 30% to the annualized amount of $535,000 and authorized a cash bonus payment in the amount of $425,000.

                              In deciding upon Mr. Becker's compensation
                         package, the Compensation Committee considered the accomplishments of Mr. Becker as Chairman and Chief Executive Officer during the past twelve months. These accomplishments included an increase in revenues of 8%, an increase in book value of 2% and an adjusted combined ratio of 98.7%, which was 1% lower than that reported for 1997. The Committee also took into account the significant steps taken by Mr. Becker to position the Company for the future, including the Orion Specialty restructuring charge, as well as his compensation position relative to his peers in the industry.

DEDUCTIBILITY OF
COMPENSATION

                              Section 162(m) of the Internal Revenue Code
                         generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

                              The Committee intends to structure any
                         compensation for executive officers so that it qualifies for deductibility under Section 162(m) to the extent feasible. However, to maintain a competitive position within the Company's peer group of companies, the Committee retains the authority to authorize payments including salary and bonus, that may not be deductible.

                                                                Compensation and
Nomination Committee
                                                   Warren R. Lyons, Chairman
                                                   Gordon F. Cheesbrough
                                                   Robert H. Jeffrey
                                                   James K. McWilliams

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the Standard and Poor's Property and Casualty Index.

     COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY'S COMMON STOCK, THE STANDARD & POOR'S 500 STOCK INDEX AND THE STANDARD AND POOR'S PROPERTY AND CASUALTY INDEX*

                                                                                                          STANDARD & POOR'S P&C
                                                      ORION CAPITAL               S&P 500 INDEX                   INDEX
                                                      -------------               -------------           ---------------------
1/1/94                                                   100.00                      100.00                      100.00
12/31/94                                                 112.97                      101.28                      102.25
12/31/95                                                 141.77                      138.88                      135.87
12/31/96                                                 203.17                      170.38                      161.98
12/31/97                                                 312.82                      226.78                      232.10
12/31/98                                                 272.91                      291.04                      212.96

---------------
* Assumes that the investment in the Company's Common Stock and each index was $100 on December 31, 1994 and that all dividends were reinvested.

     There can be no assurance that the Company's future stock performance will continue with the same or similar trends depicted in the graph above. The Company does not make or endorse any predictions as to future stock performance.

EMPLOYMENT AGREEMENTS
AND CHANGE IN CONTROL
ARRANGEMENTS

                              The Company has employment agreements with all of
                         its current executive officers. The Company entered into an employment agreement with Mr. Becker on October 31, 1995. The agreement, as amended, currently provides for a base salary of $410,000 with such salary increases as may from time to time be approved by the Company. In February 1999, the Company entered into employment agreements with its eleven (11) other executive officers. The initial terms of the agreements range from twelve to forty-four months and each is automatically extended, as each day expires during its term, for one additional day.

                              The contracts provide for continuation of salary
                         and certain benefits through the remainder of the unexpired term in the event of termination by the Company other than for Cause (as defined in the contracts) or in the event of a termination by an executive for Good Reason following a Change in Control (both terms as defined in the contracts).

                              In the event of a Change in Control there is no
                         acceleration of compensation and benefit payments, which are made as due during the balance of the unexpired term of each contract. However outstanding options immediately vest and restricted stock conditions are deemed met.

                              The Company obtains, by virtue of the agreements,
                         a covenant from each executive to preserve the confidentiality of the Company's trade secrets for the remaining unexpired term of the contract and, for that same period a covenant not to solicit the Company's customers or employees. Each executive also agrees not to compete with the Company following termination of active employment (a) absolutely for a fixed period of time ranging from six to twelve months and (b) thereafter for the remainder of the unexpired term so long as the executive continues to receive compensation payments.

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

                              The Company and certain of its subsidiaries have a
                         policy of making unsecured loans to key officers, in connection with hiring or transfer to new locations, to assist such personnel in purchasing new residences. In 1997, Mr. Jacobsen moved his residence from Connecticut to Illinois. In connection with that move the Company loaned Mr. Jacobsen an aggregate of $200,000 for five years at an interest rate of 9.25% per year. In 1996, Mr. Thomas Okarma, a Senior Vice President of the Company and President and Chief Executive Officer of DPIC Companies, Inc. was required to move his residence from Illinois to California. In connection with that move, the Company loaned Mr. Okarma an aggregate of $150,000 secured by a mortgage on his California residence, for five years, at an interest rate of 9.25% per year.

                              In 1998 the Company adopted a policy to make loans
                         to executive officers to purchase Common Stock, thereby aligning their interests more closely with those of the Company's stockholders. A total of twelve (12) executives are eligible to participate in the program and as of December 31, 1998 loans had been made to Mr. Becker ($412,000), Mr. Jacobsen ($262,000), Mr. McCann ($493,900), and Ms. Lindsey ($208,000) in connection with open-market purchases of Common Stock by them. The shares purchased may not be disposed of unless the related debt to the Company has been repaid.

                              At the 1987 Annual Meeting of Stockholders of the
                         Company, the stockholders authorized the execution by the Company of indemnification agreements with its directors and executive officers. The Company has entered into indemnification agreements with each of its directors and executive officers which, among other things, contractually confirm the indemnity provided under the Company's Restated Certificate of Incorporation, its By-Laws and under the Delaware General Corporation law.

2.  APPROVAL OF THE AMENDMENT TO THE EQUITY
    INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES
    RESERVED THEREUNDER FROM 1,400,000 TO 2,600,000.

INTRODUCTION                  The Board adopted on September 11, 1996 a
                         stock-based, long-term incentive plan entitled the "Orion Capital Corporation Equity Incentive Plan" (the "Equity Incentive Plan") for key employees of the Company, which was approved by the Company's stockholders at the 1997 Annual Meeting. The Equity Incentive Plan became effective as of September 11, 1996. The number of shares of Common Stock originally reserved under the Equity Incentive Plan was 1,400,000 (after giving effect to the 2-for-1 stock split on July 7, 1997). On April 1, 1999, approximately 100,000 shares of Common Stock remained available for awards under the Equity Incentive Plan. As of April 1, 1999 the closing price of the Common Stock on the NYSE was $32.875 per share. The Board has adopted an amendment to the Equity Incentive Plan, subject to stockholder approval at the Annual Meeting, increasing the number of shares reserved for issuance under the Equity Incentive Plan by 1,200,000 shares.

                              The Board believes that the Equity Incentive Plan
                         has been, and will continue to be, an important element in the Company's management compensation program. In addition to assisting the Company in its efforts to attract and retain the services of key management personnel, grants of options serve to link more effectively executive compensation to stockholder returns through stock price performance and provide recipients with an additional incentive for outstanding performance. The Equity Incentive Plan as amended will make available an additional 1,200,000 shares for grant under the Equity Incentive Plan. The Board believes that this increase in the total number of shares available for grant is appropriate and will enable the Company to continue to avail itself of the benefits of the Equity Incentive Plan. Except for the increase in the number of shares reserved for the Equity Incentive Plan, there have been no other amendments to the Equity Incentive Plan.

                              A summary of the principal provisions of the
                         Equity Incentive Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the Equity Incentive Plan, which is attached hereto as Exhibit A. Capitalized terms used herein will, unless otherwise defined, have the meanings assigned to them in the text of the Equity Incentive Plan.

THE EQUITY INCENTIVE PLAN

ADMINISTRATION                The Equity Incentive Plan is administered by the
                         Compensation Committee (the "Committee") of the Board. The Company's By-Laws require that the Committee consist only of directors who are not officers or employees of the Company. The Committee is authorized, among other things, to construe, interpret and implement the provisions of the Equity Incentive Plan, to select the employees to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Equity Incentive Plan. The Committee has determined, however, not to subsequently reprice any awards previously granted under the Equity Incentive Plan.

SHARES AVAILABLE              The aggregate number of shares of Common Stock
                         available for issuance, subject to adjustment as described below, under the Equity Incentive Plan is currently 1,400,000, of which approximately 100,000 currently remain available for issuance. If this proposal is approved by the stockholders of the Company the number of shares which can be awarded under the Equity Plan will be increased to 2,600,000. Such shares may be authorized and unissued shares or treasury shares. The authorized and unissued shares under the Equity Incentive Plan, if the proposed amendment is approved, will represent approximately 4.8% of the Company's outstanding Common Stock as of April 1, 1999.

                              If any shares of Common Stock subject to an award
                         are forfeited or an award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. If any Performance Units awarded under the Equity Incentive Plan are forfeited or canceled, the Performance Units will again be available for awards. If the Committee determines that any stock dividend, recapitalization, split, reorganization, merger, consolidation, combination, repurchase, or other similar corporate transaction or event, affects the Common Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, then the Committee may adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding awards, (iii) the aggregate number and kind of shares of Common Stock available, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any award. If deemed appropriate, the Committee may also provide for cash payments relating to outstanding awards. The Committee may also adjust performance conditions and other terms of awards in response to unusual or nonrecurring events or to changes in applicable laws, regulations, or accounting principles, except to the extent that such adjustment would adversely affect the status of any outstanding Performance-Based Awards as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

ELIGIBILITY                   Persons eligible to participate in the Equity
                         Incentive Plan include all key employees of the Company and its subsidiaries, as determined by the Committee. See "Executive Compensation -- Summary Compensation Table" for information on awards made to the Named Officers. While the specific individuals to whom awards will be made in the future cannot be determined at this time, it is anticipated that currently approximately 200 key employees are eligible for participation in the Equity Incentive Plan.

AWARDS                        The Equity Incentive Plan is designed to give the
                         Committee the maximum flexibility in providing incentive compensation to key employees. The Equity Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, bonus stock, awards in lieu of cash obligations, other stock-based awards and Performance Units. The Equity Incentive Plan also permits cash payments either as a separate award or as a supplement to a stock-based award, and for the income and employment taxes imposed on a participant in respect of any award. Since the Committee may, in its discretion, grant a combination of an option, stock appreciation rights, other stock-based awards and a cash award, it is possible that one or more restrictions or requirements in the Equity Incentive Plan applicable to any individual type of award, including the requirements that options be granted at fair market value, can, in effect, be avoided. The Committee has no current intention of taking such action.

STOCK OPTIONS AND STOCK
APPRECIATION RIGHTS           The Committee is authorized to grant stock
                         options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. The Committee can also grant stock appreciation rights ("SARs") entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR is determined by the Committee, provided that the exercise price may not be less than the fair market value of the Common Stock on the date of grant. However, the Equity Incentive Plan also allows the Committee to grant an option, an SAR or other award allowing the purchase of Common Stock at an exercise price or grant price less than fair market value when it is granted in substitution for some other award or retroactively in tandem with an outstanding award. In those cases, the exercise or grant price may be the fair market value at that date, at the date of the earlier award or at that date reduced by the fair market value of the award required to be surrendered as a condition to the receipt of the substitute award. The terms of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment will be fixed by the Committee. However, no ISO or SAR granted in tandem will have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash or in Common Stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, or through "cashless exercises") having a fair market value equal to the exercise price, as the Committee may determine from time to time. The Committee also determines the methods of exercise and settlement and certain other terms of the SARs.

RESTRICTED STOCK              The Equity Incentive Plan also authorizes the
                         Committee to grant restricted stock. Restricted stock is an award of shares of Common Stock which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment or certain other events prior to the end of a restriction period established by the Committee. Such an award entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee.

OTHER STOCK-BASED
AWARDS, BONUS STOCK AND
AWARDS IN LIEU OF CASH
OBLIGATIONS                   In order to enable the Company to respond to
                         business and economic developments and trends in executive compensation practices, the Equity Incentive Plan authorizes the Committee to grant awards that are denominated or payable in, or valued in whole or in part by reference to the value of, Common Stock. The Committee will determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

CASH PAYMENTS                 The Committee may grant the right to receive cash
                         payments whether as a separate award or as a supplement to any stock-based awards. Also, to encourage participants to retain awards payable in stock by providing a source of cash sufficient to pay the income and employment taxes imposed as a result of a payment pursuant to, or the exercise or vesting of, any award, the Equity Incentive Plan authorizes the Committee to grant a Tax Bonus in respect of any award.

PERFORMANCE UNITS             The Committee is also authorized to grant
                         Performance Units. A Performance Unit is a right to receive a payment in cash equal to the increase in the book value of the Company if specified performance goals during a specified time period are met. The Committee has the discretion to establish the performance goals and the performance periods relating to each Performance Unit. A performance goal is a goal expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement selected by the Committee, in its discretion, and may relate to the operations of the Company as a whole or any subsidiary, division or department, and the performance periods may be of such length as the Committee may select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time.

PERFORMANCE-BASED
AWARDS                        The Committee may (but is not required to) grant
                         awards pursuant to the Equity Incentive Plan to a participant who, in the year of grant, may be among the Company's Chief Executive Officer and the four other most highly compensated executive officers ("Covered Employees"), which are intended to qualify as a Performance-Based Award. If the Committee grants an award as a Performance-Based Award, the right to receive payment of such award, other than stock options and SARs granted at not less than fair market value on the date of grant, will be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals may vary from participant to participant and Performance-Based Award to Performance-Based Award. The goals will be based upon (i) the attainment of specific amounts of, or increases in, one or more of the following: revenues, earnings, cash flow, net worth, book value, stockholder's equity, financial return ratios, market performance or total stockholder return, and/or (ii) the completion of certain business or capital transactions. Before any Performance-Based Award is paid, the Committee will certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

                              The maximum amount which may be granted as
                         Performance-Based Awards to any participant in any calendar year shall not exceed (i) stock-based awards for 100,000 shares of Common Stock (whether payable in cash or stock), subject to adjustment as provided in the Equity Incentive Plan, (ii) 100,000 Performance Units, (iii) a Tax Bonus payable with respect to the stock-based awards and Performance Units and (iv) cash payments (other than Tax Bonuses) of $1,000,000. The Committee has the discretion to grant an award to a participant who may be a Covered Employee which is not a Performance-Based Award.

OTHER TERMS OF AWARDS         In the discretion of the Committee, awards may be
                         settled in cash, Common Stock, other awards or other property. The Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment of reasonable interest on any amounts deferred under the Equity Incentive Plan. Awards granted under the Equity Incentive Plan may not be pledged or otherwise encumbered. Generally, unless the Committee determines otherwise, awards are not transferable except by will or by the laws of descent and distribution, or otherwise if permitted under Rule 16b-3 of the Exchange Act and by the Committee.

                              The Equity Incentive Plan grants the Committee
                         broad discretion in the operation and administration of the Equity Incentive Plan. This discretion includes the authority to make adjustments in the terms and conditions of, and the criteria included in performance conditions related to, any awards in recognition of unusual or nonrecurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. The Committee can waive any condition applicable to any award, and may adjust any performance condition specified in connection with any award, if such adjustment is necessary, to take account of a change in the Company's strategy, performance of comparable companies or other circumstances. However no adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. The Committee has determined not to subsequently re-price any awards previously granted under the Equity Incentive Plan.

                              Awards under the Equity Incentive Plan generally
                         will be granted for no consideration other than services. The Committee may, however, grant awards alone, in addition to, in tandem with, or in substitution for, any other award under the Equity Incentive Plan, other awards under other Company plans, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

CHANGE OF CONTROL             In the event of a change of control of the
                         Company, all awards granted under the Equity Incentive Plan (including Performance-Based Awards) that are outstanding and not yet vested or exercisable or which are subject to restrictions, will become immediately 100% vested in each participant or will be free of any restrictions, and will be exercisable for the remaining duration of the award. All awards that are exercisable as of the effective date of the change of control will remain exercisable for the remaining duration of the award.

                              Under the Equity Incentive Plan, a change of
                         control occurs upon any of the following events: (i) the acquisition, in one or more transactions, of beneficial ownership by any person or group, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary), of any securities of the Company such that, as a result of such acquisition, such person or group, either (A) beneficially owns, directly or indirectly, more than 20% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board;
                         (ii) a change in the composition of the Board such that a majority of the members of the Board are not Continuing directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one or more transactions, of all or substantially all the Company's assets. The foregoing events will not be deemed to be a change of control if the transactions causing such change are approved in advance by the affirmative vote of at least a majority of the Continuing directors.

AMENDMENT AND
TERMINATION                   The Equity Incentive Plan is of indefinite
                         duration; continuing until all shares and performance units reserved therefore have been issued or until terminated by the Board. The Board may amend, alter, suspend, discontinue, or terminate the Equity Incentive Plan or the Committee's authority to grant awards thereunder without further stockholder approval or the consent of the participants, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of the securities exchange on which the Common Stock is then quoted or listed or as otherwise required by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, unless approved by the stockholders, no amendment will: (i) change the class of persons eligible to receive awards;
                         (ii) materially increase the benefits accruing to participants under the Equity Incentive Plan; or (iii) increase the number of shares of Common Stock subject to the Equity Incentive Plan.

CERTAIN FEDERAL INCOME
TAX CONSEQUENCES TO THE
COMPANY AND THE
PARTICIPANT                   The following discussion is a brief summary of the
                         principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Equity Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

                              A participant will not realize any income upon the
                         award of an option (including any other stock-based award in the nature of a purchase right), an SAR or a Performance Unit, nor will the Company be entitled to any tax deduction.

                              When a participant who has been granted an option
                         which is not designated as an ISO exercises that option and receives Common Stock which is either "transferable" or not subject to a "substantial risk of forfeiture" under Section 83(c) of the Code, the participant will realize compensation income subject to withholding taxes. The amount of that compensation income will equal the excess of the fair market value of the Common Stock (without regard to any restrictions) on the date of exercise of the option over its exercise price, and the Company will generally be entitled to a tax deduction in the same amount and at the same time as the compensation income is realized by the participant. The participant's tax basis for the Common Stock so acquired will equal the sum of the compensation income realized and the exercise price. Upon any subsequent sale or exchange of the Common Stock, the gain or loss will generally be taxed as a capital gain or loss and will be a long-term capital gain or loss if the Common Stock has been held for more than one year after the date of exercise.

                              If a participant exercises an option which is
                         designated as an ISO and the participant has been an employee of the Company or its subsidiaries throughout the period from the date of grant of the ISO until three months prior to its exercise, the participant will not realize any income upon the exercise of the ISO (although alternative minimum tax liability may result), and the Company will not be entitled to any tax deduction. If the participant sells or exchanges any of the shares acquired upon the exercise of the ISO more than one year after the transfer of the shares to the participant and more than two years after the date of grant of the ISO, any gain or loss (based upon the difference between the amount realized and the exercise price of the ISO) will be treated as long-term capital gain or loss to the participant. If such sale, exchange or other disposition takes place within two years of the grant of the ISO or within one year of the transfer of shares to the participant, the sale, exchange or other disposition will generally constitute a "disqualifying disposition" of such shares. In such event, to the extent that the gain realized on the disqualifying disposition does not exceed the difference between the fair market value of the shares at the time of exercise of the ISO over the exercise price, such amount will be treated as compensation income in the year of the disqualifying disposition, and the Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. The balance of the gain, if any, will be treated as capital gain and will not result in any deduction by the Company.

                              With respect to other awards (including an SAR or
                         a Performance Unit) granted under the Equity Incentive Plan that may be settled either in cash or in Common Stock or other property that is either transferable or not subject to a substantial risk of forfeiture under
                         Section 83(c) of the Code, the participant will realize compensation income (subject to withholding taxes) equal to the amount of cash or the fair market value of the Common Stock or other property received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

                              With respect to awards involving Common Stock or
                         other property that is both nontransferable and subject to a substantial risk of forfeiture, unless an election is made under Section 83(b) of the Code, as described below, the participant will realize compensation income equal to the fair market value of the Common Stock or other property received at the first time the Common Stock or other property is either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

                              Even though Common Stock or other property may be
                         nontransferable and subject to a substantial risk of forfeiture, a participant may elect (within 30 days of receipt of the Common Stock or other property) to include in gross income the fair market value (determined without regard to such restrictions) of such Common Stock or other property at the time received. In that event, the participant will not realize any income at the time the Common Stock or other property either becomes transferable or is not subject to a substantial risk of forfeiture, but if the participant subsequently forfeits such Common Stock or other property, the participant's loss would be limited only to the amount actually paid for the Common Stock or other property. While such Common Stock or other property remains nontransferable and subject to a substantial risk of forfeiture, any dividends or other income will be taxable as additional compensation income. Finally, special rules may apply with respect to participants subject to Section 16(b) of the Exchange Act.

                              The Committee may condition the payment, exercise
                         or vesting of any award on the payment of the withholding taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy such withholding and other tax obligations.

                              Finally, amounts paid pursuant to an award which
                         vests or becomes exercisable, or with respect to which restrictions lapse, upon a Change in Control may constitute a "parachute payment" under Section 280G of the Code. To the extent any such payment constitutes an "excess parachute payment," the Company would not be entitled to deduct such payment and the participant would be subject to a 20 percent excise tax (in addition to regular income tax).

SECTION 162(m)
PROVISIONS                    The Equity Incentive Plan was designed to permit
                         the deduction by the Company of the compensation realized by certain officers in respect of long-term incentive compensation granted under the Equity Incentive Plan which is intended by the Committee to qualify as "performance-based compensation" under
                         Section 162(m) of the Code. Section 162(m) of the Code generally disallows a deduction to the Company for compensation paid in any year in excess of $1 million to any Covered Employee. Certain compensation, including compensation that meets the specified requirements for "performance-based compensation," is not subject to this deduction limit. Among the requirements for compensation to qualify as "performance-based compensation" is that the material terms pursuant to which the compensation is to be paid be disclosed to, and approved by, the stockholders of the Company in a separate vote prior to the payment. Accordingly, if the Equity Incentive Plan is approved by the stockholders, then the compensation payable pursuant to awards granted to officers who in the year of grant may be Covered Employees and which are intended by the Committee to qualify as "performance-based compensation" should, provided the other requirements of Section 162(m) of the Code are satisfied, not be subject to the deduction limit of
                         Section 162(m) of the Code.

SHAREHOLDER APPROVAL          Adoption of the proposal will require the
                         affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon. Proxies not indicated to the contrary will be voted for the approval of the proposal.

3. RATIFICATION OF SELECTION OF AUDITORS

DELOITTE & TOUCHE LLP
HAVE BEEN APPOINTED THE
COMPANY'S AUDITORS.           The Board has selected Deloitte & Touche LLP as
                         independent auditors for the Company for the year 1999. A resolution will be submitted to stockholders at the meeting for ratification of such selection and the accompanying proxy will be voted for such ratification unless instructions to the contrary are indicated therein. Although ratification by stockholders is not a legal prerequisite to the Board's selection of Deloitte & Touche LLP as the Company's independent certified public accountants, the Company believes such ratification to be desirable. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the selection of independent certified public accountants will be reconsidered by the Board; however, the Board may select Deloitte & Touche LLP, notwithstanding the failure of the stockholders to ratify its selection.

A DELOITTE & TOUCHE LLP
REPRESENTATIVE WILL BE
AT
THE ANNUAL MEETING TO
ANSWER QUESTIONS.             A representative of Deloitte & Touche LLP will be
                         present at the meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

                              Deloitte & Touche LLP has been the Company's
                         independent certified public accountants since March 31, 1976. During the fiscal year ended December 31, 1998, Deloitte & Touche LLP performed audit services for the Company, including attendance at meetings with the Audit Committee and the Board on matters related to the audit, consultations during the year on matters related to accounting, tax and financial reporting, and review of financial and related information included in filings with the SEC and other regulatory agencies. Deloitte & Touche LLP also performed certain other consulting services relating to the Company's program to effect year 2000 compliance.

                              The appointment of auditors is approved annually
                         by the Board. The decision of the Board is based upon the recommendation of the Audit Committee of the Board. In making its recommendation as to the appointment of auditors, the Audit Committee has regularly reviewed both the proposed audit scope and the estimated audit fees for the coming year.

4. MISCELLANEOUS MATTERS

                              As of the date of this Proxy Statement, the Board
                         knows of no business that will be presented for consideration at the meeting other than that which has been referred to above. As to other business, if any, that may come before the meeting, proxies in the enclosed form will be voted in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER NOMINATIONS
AND PROPOSALS

STOCKHOLDER NOMINATIONS
FOR BOARD MEMBERSHIP OR
OTHER PROPOSALS FOR
CONSIDERATION AT ITS
2000
ANNUAL MEETING.               The Company's By-Laws require that there be
                         furnished to the Company written notice with respect to the nomination of a person for election as a director (other than a person nominated at the direction of the Board), as well as the submission of a proposal (other than a proposal submitted at the direction of the Board), at a meeting of stockholders.

                              For any nomination of a person for election as a
                         director to be proper, the notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee, which must be furnished to the Company no earlier than February 23, 2000 and no later than March 24, 2000. A copy of the applicable provisions of the By-Laws may be obtained by a stockholder, without charge, upon written request to the Secretary of the Company at its headquarters in Farmington, Connecticut.

                              In addition to the foregoing, in accordance with
                         the rules of the SEC, any other proposal of a stockholder intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 13, 1999, in the form required under and subject to the other requirements of the applicable rules of the SEC, in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 2000 Annual Meeting, which is expected to be held on Tuesday, May 23, 2000. Since the Company did not receive advance notice of any stockholder proposals by February 24, 1999 for inclusion in this Proxy Statement, it will have discretionary authority to vote on any stockholder proposals presented at the Annual Meeting.

COST OF PROXY
SOLICITATION                  The Company will bear the cost of the solicitation
                         of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares of Common Stock. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies personally or by telephone. No compensation other than their regular compensation will be paid to officers or employees for any solicitation which they may make. The Company has retained D.F. King & Co., Inc., New York, New York to assist in the solicitation of proxies for an estimated fee of $10,000 plus reimbursement of out-of-pocket expenses.

                              At any time prior to being voted, the enclosed
                         proxy is revocable by written notice to the Secretary of the Company, by attendance at the meeting and voting in person or by submitting a later-dated proxy.

                                         By order of the Board of Directors,
                                         April 9, 1999

                                   EXHIBIT A
                           ORION CAPITAL CORPORATION

                       EQUITY INCENTIVE PLAN (AS AMENDED)

SECTION 1.  PURPOSE OF THE PLAN

     The purpose of the Orion Capital Corporation Equity Incentive Plan (the "Plan") is to further the interests of Orion Capital Corporation (the "Company") and its shareholders by providing long-term performance incentives to those key employees of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Award" means any Option, Performance Unit, SAR (including a Limited SAR), restricted Stock, Stock granted as a bonus or in lieu of other awards, other Stock-Based Award, Tax Bonus or other cash payments granted to a Participant under the Plan.

          (b) "Award Agreement" means the written agreement, instrument or document evidencing an Award.

          (c) "Change of Control" means and includes each of the following:

             (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 20% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board;

             (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

             (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

             Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

          (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (e) A "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (g) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

          (h) "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

          (i) "Limited SAR" means an SAR exercisable only for cash upon a Change of Control or other event, as specified by the Committee.

          (j) "Option" means a right granted to a Participant pursuant to
     Section 6(b) to purchase Stock at a specified price during specified time periods. An Option may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).

          (k) "Performance Unit" means a right granted to a Participant pursuant to Section 6(c) to receive a payment in cash equal to the increase in the book value of the Company during specified time periods if specified performance goals are met.

          (l) "Restricted Stock" means Stock awarded to a Participant pursuant to Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

          (m) "Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to the market value of, Stock, including, but not limited to, any Option, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or Awards in lieu of cash obligations.

          (n) "SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(e) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

          (o) "Subsidiary" means any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

          (p) "Tax Bonus" means a payment in cash in the year in which an amount is included in the gross income of a Participant in respect of an Award of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of (i) the amount included in gross income in respect of the Award and (ii) the payment of the amount in clause (i) and the amount in this clause (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay federal, foreign, if any, and state and local income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Award is included in gross income, after giving effect to any deductions therefrom or credits available with respect to the payment of any such taxes.

SECTION 3.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). No member of the Committee while serving as such shall be eligible for participation in the Plan. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

     Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the key employees who will receive Awards pursuant to the Plan ("Participants"), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers of accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be cancelled, forfeited, or surrendered; (e) to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary or to unaffiliated service providers the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law.

SECTION 4.  PARTICIPATION IN THE PLAN

     Participants in the Plan shall be selected by the Committee from among the key employees of the Company and its Subsidiaries.

SECTION 5.  PLAN LIMITATIONS; SHARES SUBJECT TO THE PLAN

     (a) Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of common stock, $1.00 par value, of the Company (the "Stock") available for issuance as Awards under the Plan shall not exceed 2,600,000 shares.

     No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any

Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

     (b) Subject to the provisions of Section 8(a) hereof, the aggregate number of Performance Units which may be awarded under the Plan shall not exceed 350,000. If any Performance Units awarded under the Plan shall be forfeited or cancelled, such Performance Units shall thereafter be available for award under the Plan.

SECTION 6.  AWARDS

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

     (b) Options. The Committee may grant Options to Participants on the following terms and conditions:

          (i) Exercise Price. The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but (except as provided in Section 7(a)) the exercise price of any Option shall not be less than the Fair Market Value of the shares covered thereby at the time the Option is granted.

          (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Stock, or by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

          (iii) Incentive Stock Options. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of
     Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

     (c) Performance Units. The Committee is authorized to grant Performance Units to Participants on the following terms and conditions:

          (i) Performance Criteria and Period. At the time it makes an award of Performance Units, the Committee shall establish both the performance goal or goals and the performance period or periods applicable to the Performance Units so awarded. A performance goal shall be a goal, expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement deemed appropriate by the Committee, or may relate to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division or department. The performance period will be the period of time over which one or more of the performance goals must be achieved, which may be of such length as the Committee, in its discretion, shall select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time. The Committee shall have the authority, in its discretion, to accelerate the time at which any performance period will expire or waive or modify the performance goals of any Participant or Participants. The Committee may also make such adjustments, to the extent it deems appropriate, to the performance goals for any Performance Units awarded to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of business or Subsidiaries or any unusual circumstances outside of management's control which, in the sole judgment of the Committee, alters or affects the computation of such performance goals or the performance of the Company or any relevant Subsidiary, division or department.

          (ii) Value of Performance Units. The value of each Performance Unit at any time shall equal the book value per share of the Company's Stock, as such value appears on the consolidated balance sheet of the Company as of the end of the fiscal quarter immediately preceding the date of valuation.

     (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

          (i) Restricted Period. Restricted Stock awarded to a Participant shall be subject to such restrictions on transferability and other restrictions for such periods as shall be established by the Committee, in its discretion, at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

          (ii) Forfeiture. Restricted Stock shall be forfeitable to the Company upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse or remove any such restrictions, including upon death, disability or retirement, whenever the Committee determines that such action is in the best interests of the Company.

          (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

          (iv) Rights as a Shareholder. Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

     (e) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

          (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over
     (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which grant price (except as provided in Section 7(a)) shall not be less than the Fair Market Value of one share of Stock on the date of grant.

          (ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs may be granted on such terms, not inconsistent with this Section 6(e), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

     (f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

     (g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards in addition to those provided in Sections 6(b) and (d) through (e) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

     (h) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Tax Bonuses and other cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

SECTION 7.  ADDITIONAL PROVISIONS APPLICABLE TO AWARDS

     (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock:

          (i) granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

          (ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

     (b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

     (c) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

     (d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO, or any SAR granted in tandem therewith, exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

     (e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

     (f) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

     (g) Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant who, in the year of grant, may be a "covered employee," within the meaning of Section 162(m) of the Code, which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Company or any Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholders' equity, financial return ratios, market performance or total stockholder return, and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

     The maximum amount which may be granted as Performance-Based Awards to any Participant in any calendar year shall not exceed (i) Stock-Based Awards for 100,000 shares of Stock (whether payable in cash or stock), subject to adjustment as provided in Section 8(a) hereof, (ii) 100,000 Performance Units,
(iii) a Tax Bonus payable with respect to the Stock-Based Awards described in clause (i) and Performance Units described in clause (ii), and (iv) cash payments (other than tax Bonuses) of $1,000,000.

     (h) Change of Control. In the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Award. All Awards that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Award.

SECTION 8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; ACCELERATION IN CERTAIN EVENTS

     (a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any Award, or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

     (b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

SECTION 9.  GENERAL PROVISIONS

     (a) Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

     The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

     Notwithstanding the foregoing, if the Plan is ratified by the stockholders of the Company at the Company's 1997 Annual Meeting of Stockholders, then unless approved by the stockholders of the Company, no amendment will: (i) change the class of persons eligible to receive Awards; (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) increase the number of shares of Stock or the number of Performance Units subject to the Plan.

     (b) No Right to Award or Employment. No employee or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

     (c) Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

     (d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

     (e) No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

     (f) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

     (g) Effective Date.  The effective date of the Plan is September 11, 1996.

     (h) Shareholder Approval. Unless and until the Plan is approved by the stockholders of the Company at the Company's 1997 Annual Meeting of Stockholders, no Stock-Based Award may be granted to any officer of the Company.

                          DIRECTIONS TO ORION CAPITAL
                              9 FARM SPRINGS ROAD
                            FARMINGTON, CONNECTICUT

From Points West:

     Interstate 84 East to Exit 37, Fienemann Road. At end of exit, turn left. At light, turn right onto Farm Springs Road. Orion Capital is the third right.

From Points East:

     Interstate 84 West, to Exit 37, Fienemann Road. At end of exit, go straight onto Farm Springs Road. Orion Capital is the third right.

                                    PROXY


                     VOTING INSTRUCTIONS TO THE TRUSTEES
           UNDER THE ORION CAPITAL 401(K) AND PROFIT SHARING PLAN,
          THE ORION CAPITAL CORPORATION RETIREMENT SAVINGS PLAN FOR
             THE EMPLOYEES OF GUARANTY NATIONAL INSURANCE COMPANY
            AND THE WM. H. MCGEE & CO., INC. PROFIT SHARING PLAN.



    I hereby direct that at the Annual Meeting of Stockholders of Orion Capital Corporation on May 25, 1999, and at any adjournments thereof, the voting rights pertaining to my pro rata share of Orion Capital Corporation Common Stock held by the trustees under the Orion Capital 401(k) and Profit Sharing Plan, the Orion Capital Retirement Savings Plan for the Employees of Guaranty National Insurance Company, and the Wm. H. McGee & Co., Inc. Profit Sharing Plan shall be exercised in accordance with the Proxy Statement for the election of the persons nominated as directors (unless such authority is withheld as provided on this card) and with respect to all the additional proposals as checked on this card, or if not checked, for such proposals.

PROXIES WILL BE VOTED AS SPECIFIED. WHERE NO SPECIFICATION IS GIVEN, PROXIES WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. IF ANY NOMINEE FOR DIRECTOR SHOULD BECOME UNAVAILABLE FOR ELECTION, THIS PROXY WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS MAY BE PROPOSED BY THE BOARD OF DIRECTORS.

                (Continued and to be signed on reverse side.)

                                                              _______________
                                                                SEE REVERSE
                                                                   SIDE
                                                              _______________


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

_________________________________________________________________________

[x] Please mark your
    votes as in this
    example.

            The Board Recommends a Vote "FOR" Proposals 1, 2 and 3.


1. ELECTION OF DIRECTORS for all             FOR           WITHHOLD
   nominees listed (except as marked)    all noniees       AUTHORITY
                                        listed except     to vote for
M. Becker, G. Cheesbrough, D. Elliott,    as marked      nominees below
V. Fash, R. Jeffrey, W. Lyons,
J. McWilliams, R. Moore, W. Weaver           [ ]              [ ]

INSTRUCTIONS: To withhold authority to vote for any individual nominee. write that nominee's name in this space provided below.
_________________________________________________________________________

2. APPROVAL OF AUDITORS. A proposal to ratify the
   selection of Deloitte & Touche LLP, independent
   certified public accountants, as auditors for
   the Company for the year 1999.                     FOR    AGAINST   ABSTAIN

                                                      [ ]      [ ]       [ ]


3. APPROVAL OF AN AMENDMENT TO THE ORION CAPITAL      FOR    AGAINST   ABSTAIN
   CORPORATION EQUITY INCENTIVE PLAN. A proposal
   to approve an amendment to the Orion Capital       [ ]      [ ]       [ ]
   Corporation Equity Incentive Plan to increase the number of authorized shares.


4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

                         I PLAN TO ATTEND THE MEETING           [ ]


                         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement for such meeting and Annual Report of the Company for 1998. Please sign, date and return your proxy in the enclosed envelope.

                         NOTE: Please sign exactly as name appears hereon. All joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such in corporate name by president, vice president or other authorized person. If a partnership, please sign in partnership name by a partner.


                         _____________________________________________________


                         _____________________________________________________
                         SIGNATURE(S)                                DATE

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                             FOLD AND DETACH HERE

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                          ORION CAPITAL CORPORATION


       PROXY FOR HOLDERS OF COMMON STOCK -- ANNUAL MEETING MAY 25, 1999



    The undersigned holder of Common Stock of Orion Capital Corporation hereby appoints W. MARSTON BECKER, JOHN J. McCANN and PETER M. VINCI, and each of them, with full power of substitution to each of them, and with authority in each to act in the absence of the other, as attorneys and proxies of the undersigned to vote, as designated below, all the shares of Common Stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Orion Capital Corporation to be held at 9:00 A.M., Eastern Daylight Saving Time, Tuesday, May 25, 1999, at the Company's Headquarters,
9 Farm Springs Road, Farmington, Connecticut, and at any adjournments thereof.

PROXIES WILL BE VOTED AS SPECIFIED. WHERE NO SPECIFICATION IS GIVEN, PROXIES WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. IF ANY NOMINEE FOR DIRECTOR SHOULD BECOME UNAVAILABLE FOR ELECTION, THIS PROXY WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS MAY BE PROPOSED BY THE BOARD OF DIRECTORS.

                 (Continued and to be signed on reverse side)

_________________________________________________________________________

[x] Please mark your
    votes as in this
    example.

            The Board Recommends a Vote "FOR" Proposals 1, 2 and 3.


1. ELECTION OF DIRECTORS for all             FOR           WITHHOLD
   nominees listed (except as marked)    all noniees       AUTHORITY
                                        listed except     to vote for
M. Becker, G. Cheesbrough, D. Elliott,    as marked      nominees below
V. Fash, R. Jeffrey, W. Lyons,
J. McWilliams, R. Moore, W. Weaver           [ ]              [ ]

INSTRUCTIONS: To withhold authority to vote for any individual nominee. write that nominee's name in this space provided below.
_________________________________________________________________________

2. APPROVAL OF AUDITORS. A proposal to ratify the
   selection of Deloitte & Touche LLP, independent
   certified public accountants, as auditors for
   the Company for the year 1999.                     FOR    AGAINST   ABSTAIN

                                                      [ ]      [ ]       [ ]


3. APPROVAL OF AN AMENDMENT TO THE ORION CAPITAL      FOR    AGAINST   ABSTAIN
   CORPORATION EQUITY INCENTIVE PLAN. A proposal
   to approve an amendment to the Orion Capital       [ ]      [ ]       [ ]
   Corporation Equity Incentive Plan to increase the number of authorized shares.


4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

                         I PLAN TO ATTEND THE MEETING           [ ]


                         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement for such meeting and Annual Report of the Company for 1998. Please sign, date and return your proxy in the enclosed envelope.

                         NOTE: Please sign exactly as name appears hereon. All joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such in corporate name by president, vice president or other authorized person. If a partnership, please sign in partnership name by a partner.


                         _____________________________________________________


                         _____________________________________________________
                         SIGNATURE(S)                                DATE

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                             FOLD AND DETACH HERE